Exhibit 32

SECTION 1350 CERTIFICATIONS*

In connection with the Quarterly Report on Form 10-Q of The Scotts Miracle-Gro Company (the “Company”) for the fiscal quarter ended July 3, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned James Hagedorn, Chief Executive Officer and Chairman of the Board of the Company, and Cory J. Miller, Senior Vice President and Interim Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1)    The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2)    The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries.

/s/ JAMES HAGEDORN	/s/ CORY J. MILLER
Printed Name: James Hagedorn	Printed Name: Cory J. Miller
Title: Chief Executive Officer and Chairman of the Board	Title: Senior Vice President and Interim Chief Financial Officer

August 11, 2021	August 11, 2021

*	THESE CERTIFICATIONS ARE BEING FURNISHED AS REQUIRED BY RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE, AND SHALL NOT BE DEEMED “FILED” FOR PURPOSES OF SECTION 18 OF THE EXCHANGE ACT OR OTHERWISE SUBJECT TO THE LIABILITY OF THAT SECTION. THESE CERTIFICATIONS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THESE CERTIFICATIONS BY REFERENCE.